                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Names of the Reporting        o Coliseum Capital Management, LLC, a Delaware
Persons:                        limited liability company ("CCM");

                              o Coliseum Capital, LLC, a Delaware limited
                                liability company ("CC");

                              o Coliseum Capital Partners, L.P., a Delaware
                                limited partnership ("CCP");

                              o Coliseum Capital Partners II, L.P., a Delaware
                                limited partnership ("CCP2" and, together with
                                CCP, the "Funds");

                              o Blackwell Partners, LLC, a Georgia limited
                                liability company ("Blackwell");

                              o Adam Gray; and

                              o Christopher Shackelton, a member of the board of
                                directors of The Providence Service Corporation.

Address for each of the       Metro Center, 1 Station Place, 7th Floor South,
Reporting Persons,except      Stamford, CT 06902
Blackwell:

Address for Blackwell:        c/o DUMAC, LLC, 280 South Mangum Street, Suite
                              210, Durham, NC 27701

Date of Earliest Transaction  March 14, 2014
Required to be Reported:

Designated Filer for each
of the Reporting Persons:     Coliseum Capital Management, LLC

Issuer & Ticker Symbol for    The Providence Service Corporation; PRSC
each of the Reporting
Persons:

Title of Derivative Security  Phantom Stock
for each of the
Reporting Persons:

Derivative Securities         The Reporting Persons acquired the Phantom Stock
                              as follows:
Acquired:

                    Transaction Conversion     Number of    Price  Amount of
                    Date        or Exercise    Derivative          Derivative
                                Price          Securities          Securities
                                of Derivative  Acquired            Beneficially
                                                                   Owned
                                                                   Following
                                                                   Reported
                                                                   Transactions

                    3/14/2014   (1)             2,065      $0      2,065(2)(3)
                    3/14/2014   (1)             2,065      $0      2,065(2)(3)
                    3/14/2014   (1)             2,065      $0      2,065(2)(3)

Following the transaction reported herein, Blackwell directly beneficially owned
655,404 shares of The Providence Service Corporation's common stock, par value
$0.001 per share ("Common Stock"), CCP directly beneficially owned 1,311,558 shares of Common Stock and CCP2 directly beneficially owned 355,388 shares of
Common Stock.

------------------
1 Each share of phantom stock shall be entitled to a cash payment equal to the fair market value of a share of The Providence Service Corporation's common stock, par value $0.001 per share ("Common Stock"), as of the payment date based on the closing market price of the Common Stock on such date.

2 These securities were received by CCP pursuant to an agreement under which
Christopher Shackelton assigned to CCP the right to receive all compensation
(including equity compensation) that Mr. Shackelton would otherwise receive as a director of the Issuer. CC serves as the general partner for CCP, and CCM serves as investment advisor to each of the Funds and Blackwell.

3 The Phantom Stock is held directly by CCP. Messrs. Shackelton and Gray are managers of and have an ownership interest in CC and may be deemed to have an indirect pecuniary interest in the Phantom Stock held by CCP due to CC's right to receive performance-related fees from CCP. Each of Mr. Shackelton, Mr. Gray,
CCP, CCP2, Blackwell, CC and CCM disclaim beneficial ownership of the Phantom
Stock except to the extent of that person's pecuniary interest therein.

Christopher Shackelton      /s/ Christopher Shackelton           March 18, 2014
                            ----------------------------------------------------
                              **Signature of Reporting Person        Date

Coliseum Capital
Management, LLC             /s/ Christopher Shackelton, Manager  March 18, 2014
                            ----------------------------------------------------
                              **Signature of Reporting Person        Date

Coliseum Capital, LLC       /s/ Christopher Shackelton, Manager  March 18, 2014
                            ----------------------------------------------------
                              **Signature of Reporting Person        Date

Coliseum Capital
Partners, L.P.
By: Coliseum Capital, LLC,
General Partner             /s/ Christopher Shackelton, Manager  March 18, 2014
                            ----------------------------------------------------
                              **Signature of Reporting Person        Date

Coliseum Capital
Partners II, L.P.
By: Coliseum Capital,
LLC, General Partner        /s/ Christopher Shackelton, Manager  March 18, 2014
                            ----------------------------------------------------
                              **Signature of Reporting Person        Date

Blackwell Partners, LLC
By: Coliseum Capital
Management, LLC,
Attorney-in-fact            /s/ Christopher Shackelton, Manager  March 18, 2014
                            ----------------------------------------------------
                              **Signature of Reporting Person        Date

Adam Gray                   /s/ Adam Gray                        March 18, 2014
                            ----------------------------------------------------
                              **Signature of Reporting Person        Date